GALAXY VIEW INTERNATIONAL LIMITED

Agreement on Transfer of Shares of Sono Digital
Electronic Technologies Co., Ltd.

The Agreement is signed on April 24, 2007 in Shenzhen

Transferor : GALAXY VIEW INTERNATIONAL LIMITED

Transferee A :    Liu Changqing

Transferee B :    Wang Feng

Whereas:

1、	Shenzhen Sono Digital Electronic Technologies Co., Ltd. (hereinafter “the Corporation”) is legally established and validly existing under Chinese laws. Its registered capital is 5,000,000 RMB. The Transferor owns 100% of the issued and outstanding shares of the Corporation and is willing to transfer all of such shares to the Transferees.

2、
The Transferees desires to accept all of the shares of the Corporation held by the Transferor (Share Transfer”). Transferee A desires to accept 60% of all the shares of the Corporation held by the Transferor, and Transferee B desires to accept 40% of all the shares of the Corporation held by the Transferor.

In consideration of the foregoing share transfer, the parties hereby agree as follows through friendly consultation in accordance with relevant laws and regulations and in the spirit of mutual benefit, honesty and good faith:

I. Share Transfer Price, Date and Payment Method.

1.1 The Parties hereto agree that the price of Share Transfer is USD 3,000,000 (US Dollar Three Million)

1.2 Transfer Shares Payment Method: The Transferee A agrees to pay 60% of Share transfer price USD 3,000,000 within 90 days of effective date of the closing of the Agreement. This shall be evidenced by a promissory note or its equivalent under the laws of the People’s Republic of China. If payment as set forth above is not made within 90 days of the effective date of the closing of this Agreement, interest on the promissory note shall accrue from the date of Closing at the rate of 18% per annum and be due and payable immediately until the full payment is made by to the Transferor in accordance with the terms of the promissory note set forth above.

1.3 Transfer Shares Payment Method: The Transferee B agrees to pay 40% of Share transfer price USD 3,000,000 within 90 days of effective date of the closing of the Agreement. This shall be evidenced by a promissory note or its equivalent under the laws of the People’s Republic of China. If payment as set forth above is not made within 90 days of the effective date of the closing of this Agreement, interest on the promissory note shall accrue from the date of Closing at the rate of 18% per annum and be due and payable immediately until the full payment is made by to the Transferor in accordance with the terms of the promissory note set forth above.

II Representation, Warranties and Promises

The Transferor herein makes Representations, Warranties and Promises as below:

1.1 All the documentations regarding Shares Transfer provided by the Transferor are true and legally effective.

1.2 The shares intended for transfer are complete and legal and have not been pledged subject to any third party interest. Otherwise, the transferor will obligate to any legal liability regarding that.

1.3 The Transferor pledged to sign and execute the agreement and it does not breach any the Agreement the Transferee signed.

1.4 The Transferor shall use its best endeavor to cooperate with the Transferee to sign any necessary documents and to obtain any necessary approval and registration.

The Transferees herein make representation, warranties and promises:

2.1 The Transferees represent that all the approvals and authorizations of the board and major shareholder of the Transferees.

2.2 The Transferees shall use its best endeavor to cooperate with the Transferor to solve all the matters subject to the Share Transfer.

III. Rights and Obligation

Rights and Obligation of the Transferor

1.1 The Transferor shall receive payment at the date designated in the agreement.

1.2 The Transferor shall solve matters in respect of executing the Agreement after the Transferees pay full amount of share transfer price.

The Transferee’s rights and obligation

2.1 The Transferees shall make the payment according to Section 1 of the agreement 90 days from the closing of the Share Transfer.

2.2 The Transferees shall perform all the related rights and obligation after effective date of Share Transfer.

  IV. Sharing of Profit and loss

The Transferees shall share profit and loss according to their share proportion starting from the effective date of Share Transfer.

V. Amendment and Breach of the Agreement

Any party hereto shall to be deemed in amend or breach of the agreement if such party:

Experiences the occurrence of Force Majeure or uncontrollable by the party, causing either party fails to perform the obligation under the agreement;

Or breaches the Agreement before expiration or is incapable to perform obligation;

Or breaches the Agreement so that it is unnecessary to perform rights and obligations appointed by the agreement;

Or agrees with the other party after negotiation.

VI Dispute Resolution

Any dispute arising pursuant to the Agreement shall be first settled by party hereto through consultation and negotiation. If not settled within 15 days, the issue shall submit to Shenzhen Attribution Association for settlement.

VII Related Expense

Any expense or tax arising out of or relating to this transaction shall be disbursed equally by all the parties.

VIII Other Items

1. The Transferor shall use its best endeavor to assist solving any matters in respect of executing the Agreement.

2. Neither party shall disclose any terms of this Agreement to any third party when performing the Agreement.

3. Other matters will be included in the extension of the Agreement if necessary. The extension is considered indiscerptible of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to execute on the date first written above.

By: /s/YU XI SUN

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Transferor: GALAXY VIEW INTERENATIONL LIMITED

Legal Representative/Authorized Representative:

Transferee A:

By: /s/ Liu Changqing
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Transferee B:

By: /s/ Wang Feng
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Signed date :  April 24, 2007